Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:	Farhan Ahmad	Erica Rodriguez Pompen
	Investor Relations	Media Relations
	farhanahmad@micron.com	epompen@micron.com
	(408) 834-1927	(408) 834-1873

MICRON TECHNOLOGY, INC. REPORTS RESULTS FOR THE
SECOND QUARTER OF FISCAL 2020

Strong execution drives profitability and 13th consecutive quarter of free cash flow

BOISE, Idaho, March 25, 2020 – Micron Technology, Inc. (Nasdaq: MU) today announced results for its second quarter of fiscal 2020, which ended February 27, 2020.

Fiscal Q2 2020 highlights
•Revenue of $4.80 billion versus $5.14 billion for the prior quarter and $5.84 billion for the same period last year
•GAAP net income of $405 million, or $0.36 per diluted share
•Non-GAAP net income of $517 million, or $0.45 per diluted share
•Operating cash flow of $2.00 billion versus $2.01 billion for the prior quarter and $3.44 billion for the same period last year

“Micron delivered solid second quarter results and revenue at the high end of the guidance range, despite the unfolding COVID-19 pandemic,” said Micron Technology President and CEO Sanjay Mehrotra. “I am grateful to our team for the excellent business execution we have achieved during this unprecedented situation. Their resilience, together with Micron’s technology leadership, stronger product portfolio, and healthy balance sheet, give us confidence that we will emerge from this challenging time well-positioned to capture the robust long-term demand opportunities for memory and storage.”

Quarterly Financial Results
(in millions, except per share amounts)	GAAP (1)			Non-GAAP (2)
	FQ2-20	FQ1-20	FQ2-19	FQ2-20	FQ1-20	FQ2-19

Revenue	$4,797	$5,144	$5,835	$4,797	$5,144	$5,835
Gross margin	1,355	1,366	2,864	1,398	1,405	2,928
percent of revenue	28.2%	26.6%	49.1%	29.1%	27.3%	50.2%
Operating expenses	915	848	907	856	811	818
Operating income	440	518	1,957	542	594	2,110
percent of revenue	9.2%	10.1%	33.5%	11.3%	11.5%	36.2%
Net income attributable to Micron	405	491	1,619	517	548	1,971
Diluted earnings per share	0.36	0.43	1.42	0.45	0.48	1.71

Investments in capital expenditures, net(2) were $1.94 billion for the second quarter of fiscal 2020, which resulted in adjusted free cash flows(2) of $63 million. Micron repurchased approximately 785,000 shares of its common stock for $44 million during the second quarter of fiscal 2020 and ended the quarter with cash, marketable investments, and restricted cash of $8.12 billion, for a net cash(2) position of $2.70 billion.

Business Outlook

The following table presents Micron’s guidance for the third quarter of fiscal 2020:

FQ3-20	GAAP (1) Outlook	Non-GAAP (2) Outlook

Revenue	$4.6 billion - $5.2 billion	$4.6 billion - $5.2 billion
Gross margin	30% ± 1.5%	31% ±1.5%
Operating expenses	$891 million ± $25 million	$825 million ± $25 million
Interest (income) expense, net	$38 million	$35 million
Diluted earnings per share	$0.41 ± $0.15	$0.55 ± $0.15

Further information regarding Micron’s business outlook is included in the prepared remarks and slides, which have been posted at investors.micron.com.

Investor Webcast

Micron will host a conference call on Wednesday, March 25, 2020 at 2:30 p.m. MT to discuss its second fiscal quarter financial results and provide forward-looking guidance for its third fiscal quarter. A live webcast of the call will be available online at investors.micron.com. A webcast replay will be available for one year after the call. For Investor Relations and other company updates, follow @MicronTech on Twitter at twitter.com/MicronTech.

About Micron Technology, Inc.

We are an industry leader in innovative memory and storage solutions. Through our global brands — Micron® and Crucial® — our broad portfolio of high-performance memory and storage technologies, including DRAM, NAND, 3D XPoint™ memory, and NOR, is transforming how the world uses information to enrich life. Backed by more than 40 years of technology leadership, our memory and storage solutions enable disruptive trends, including artificial intelligence, 5G, machine learning, and autonomous vehicles, in key market segments like mobile, data center, client, consumer, industrial, graphics, automotive, and networking. Our common stock is traded on the Nasdaq under the MU symbol. To learn more about Micron Technology, Inc., visit micron.com.

Micron and the Micron orbit logo are trademarks of Micron Technology, Inc. All other trademarks are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements regarding the industry, our strategic position, and financial and operating results. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially. Please refer to the documents we file with the Securities and Exchange Commission, specifically our most recent Form 10-K and Form 10-Q. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in these forward-looking statements. These certain factors can be found at www.micron.com/certainfactors. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements after the date of this release to conform these statements to actual results.

(1)GAAP represents U.S. Generally Accepted Accounting Principles.
(2)Non-GAAP represents GAAP excluding the impact of certain activities, which management excludes in analyzing our operating results and understanding trends in our earnings, adjusted free cash flow, and net cash. Further information regarding Micron’s use of non-GAAP measures and reconciliations between GAAP and non-GAAP measures are included within this press release.

MICRON TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	2nd Qtr.	1st Qtr.	2nd Qtr.	Six Months Ended
	February 27, 2020	November 28, 2019	February 28, 2019	February 27, 2020	February 28, 2019

Revenue	$4,797	$5,144	$5,835	$9,941	$13,748
Cost of goods sold	3,442	3,778	2,971	7,220	6,269
Gross margin	1,355	1,366	2,864	2,721	7,479

Selling, general, and administrative	223	211	209	434	418
Research and development	681	640	601	1,321	1,212
Other operating (income) expense, net	11	(3)	97	8	133
Operating income	440	518	1,957	958	5,716

Interest income	34	44	58	78	96
Interest expense	(46)	(47)	(27)	(93)	(60)
Other non-operating income (expense), net	(1)	46	(84)	45	(75)
	427	561	1,904	988	5,677

Income tax (provision) benefit	(21)	(55)	(280)	(76)	(757)
Equity in net income (loss) of equity method investees	1	2	1	3	1
Net income	407	508	1,625	915	4,921

Net income attributable to noncontrolling interests	(2)	(17)	(6)	(19)	(9)
Net income attributable to Micron	$405	$491	$1,619	$896	$4,912

Earnings per share
Basic	$0.37	$0.44	$1.45	$0.81	$4.37
Diluted	0.36	0.43	1.42	0.79	4.24

Number of shares used in per share calculations
Basic	1,111	1,107	1,114	1,109	1,123
Diluted	1,133	1,129	1,141	1,131	1,157

MICRON TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

As of	February 27, 2020	November 28, 2019	August 29, 2019

Assets
Cash and equivalents	$7,118	$6,969	$7,152
Short-term investments	363	619	803
Receivables	3,049	3,419	3,195
Inventories	5,208	4,943	5,118
Other current assets	238	217	235
Total current assets	15,976	16,167	16,503
Long-term marketable investments	586	599	1,164
Property, plant, and equipment	29,647	29,352	28,240
Intangible assets	332	333	340
Deferred tax assets	764	783	837
Goodwill	1,228	1,228	1,228
Operating lease right-of-use assets	605	608	—
Other noncurrent assets	510	579	575
Total assets	$49,648	$49,649	$48,887

Liabilities and equity
Accounts payable and accrued expenses	$5,077	$5,408	$4,626
Current debt	237	462	1,310
Other current liabilities	508	447	454
Total current liabilities	5,822	6,317	6,390
Long-term debt	5,188	5,188	4,541
Noncurrent operating lease liabilities	548	511	—
Noncurrent unearned government incentives	586	609	636
Other noncurrent liabilities	383	426	452
Total liabilities	12,527	13,051	12,019

Commitments and contingencies

Redeemable noncontrolling interest	98	98	98

Micron shareholders’ equity
Common stock	119	119	118
Additional capital	8,725	8,428	8,214
Retained earnings	31,602	31,218	30,761
Treasury stock	(3,414)	(3,271)	(3,221)
Accumulated other comprehensive income	(9)	6	9
Total Micron shareholders’ equity	37,023	36,500	35,881
Noncontrolling interest in subsidiary	—	—	889
Total equity	37,023	36,500	36,770
Total liabilities and equity	$49,648	$49,649	$48,887

MICRON TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

Six months ended	February 27, 2020	February 28, 2019

Cash flows from operating activities
Net income	$915	$4,921
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation expense and amortization of intangible assets	2,661	2,648
Amortization of debt discount and other costs	16	29
Stock-based compensation	157	118
Gain on debt prepayments, repurchases, and conversions	(42)	69
Change in operating assets and liabilities
Receivables	104	1,202
Inventories	(90)	(800)
Accounts payable and accrued expenses	257	(326)
Deferred income taxes, net	38	320
Other	(4)	64
Net cash provided by operating activities	4,012	8,245

Cash flows from investing activities
Expenditures for property, plant, and equipment	(3,999)	(5,349)
Purchases of available-for-sale securities	(566)	(2,566)
Proceeds from sales of available-for-sale securities	1,059	160
Proceeds from maturities of available-for-sale securities	523	391
Proceeds from government incentives	105	455
Other	(21)	(10)
Net cash provided by (used for) investing activities	(2,899)	(6,919)

Cash flows from financing activities
Repayments of debt	(1,676)	(705)
Acquisition of noncontrolling interest in IMFT	(744)	—
Payments to acquire treasury stock	(159)	(2,568)
Payments on equipment purchase contracts	(29)	(37)
Proceeds from issuance of debt	1,250	1,800
Other	151	27
Net cash provided by (used for) financing activities	(1,207)	(1,483)

Effect of changes in currency exchange rates on cash, cash equivalents, and restricted cash	(14)	(1)

Net decrease in cash, cash equivalents, and restricted cash	(108)	(158)
Cash, cash equivalents, and restricted cash at beginning of period	7,279	6,587
Cash, cash equivalents, and restricted cash at end of period	$7,171	$6,429

MICRON TECHNOLOGY, INC.
NOTES
(Unaudited)

Property, Plant, and Equipment

We periodically assess the estimated useful lives of our property, plant, and equipment. Based on our assessment of planned technology node transitions, capital spending, and re-use rates, we revised the estimated useful lives of equipment in our NAND wafer fabrication facilities and our research and development facilities from five years to seven years as of the beginning of the first quarter of fiscal 2020. As a result, we estimate the reduction in non-cash depreciation expense for assets existing at that time benefited operating income and net income by approximately $125 million and diluted earnings per share by approximately $0.11 for the second quarter of fiscal 2020, and benefited operating income and net income by approximately $200 million and diluted earnings per share by approximately $0.17 for the first six months of fiscal 2020.

Adoption of Lease Accounting Standard

In the first quarter of fiscal 2020, we adopted ASU 2016-02 – Leases (as amended, “ASC 842”), which amends a number of aspects of lease accounting, including requiring lessees to recognize operating leases with a term greater than one year on their balance sheet as a right-of-use asset and corresponding lease liability, measured at the present value of lease payments. In adoption, we applied the modified retrospective method and elected to not recast prior periods. As a result, we recognized $567 million for operating lease liabilities and right-of-use assets and reclassified an additional $66 million of other balances to right-of-use assets to conform to the new presentation requirements of ASC 842.

Debt Activity

Subsequent to the second quarter of fiscal 2020, on March 13, 2020, we drew the $2.5 billion available under our revolving credit facility. Borrowings under the revolving credit facility are scheduled to mature on July 3, 2023, and we may repay amounts borrowed any time without penalty. The revolving credit facility bears interest at a rate equal to LIBOR plus 1.25% based on our current corporate credit rating and leverage ratio.

MICRON TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts)

	2nd Qtr.	1st Qtr.	2nd Qtr.
	February 27, 2020	November 28, 2019	February 28, 2019

GAAP gross margin	$1,355	$1,366	$2,864
Stock-based compensation	37	31	23
Start-up and preproduction costs	—	—	15
Employee severance	—	1	13
Other	6	7	13
Non-GAAP gross margin	$1,398	$1,405	$2,928

GAAP operating expenses	$915	$848	$907
Stock-based compensation	(48)	(41)	(34)
Employee severance	—	—	(4)
Restructure and asset impairments	(10)	4	(51)
Other	(1)	—	—
Non-GAAP operating expenses	$856	$811	$818

GAAP operating income	$440	$518	$1,957
Stock-based compensation	85	72	57
Start-up and preproduction costs	—	—	15
Employee severance	—	1	17
Restructure and asset impairments	10	(4)	51
Other	7	7	13
Non-GAAP operating income	$542	$594	$2,110

GAAP net income attributable to Micron	$405	$491	$1,619
Stock-based compensation	85	72	57
Start-up and preproduction costs	—	—	15
Employee severance	—	1	17
Restructure and asset impairments	10	(4)	51
Amortization of debt discount and other costs	6	10	11
(Gain) loss on debt repurchases and conversions	—	(42)	83
Other	7	7	16
Impact of U.S. income tax reform	—	—	(14)
Estimated tax effects of above, non-cash changes in net deferred income taxes, and assessments of tax exposures	4	13	116
Non-GAAP net income attributable to Micron	$517	$548	$1,971

GAAP weighted-average common shares outstanding - Diluted	1,133	1,129	1,141
Adjustment for capped calls and stock-based compensation	11	9	8
Non-GAAP weighted-average common shares outstanding - Diluted	1,144	1,138	1,149

GAAP diluted earnings per share	$0.36	$0.43	$1.42
Effects of the above adjustments	0.09	0.05	0.29
Non-GAAP diluted earnings per share	$0.45	$0.48	$1.71

RECONCILIATION OF GAAP TO NON-GAAP MEASURES, Continued

	2nd Qtr.	1st Qtr.	2nd Qtr.
	February 27, 2020	November 28, 2019	February 28, 2019

GAAP net cash provided by operating activities	$2,001	$2,011	$3,435
Investments in capital expenditures, net
Expenditures for property, plant, and equipment, net (1)	(2,013)	(1,936)	(2,629)
Payments on equipment purchase contracts	(18)	(11)	(17)
Amounts funded by partners	93	22	225
Adjusted free cash flow	$63	$86	$1,014

(1)Expenditures for property, plant and equipment, net include proceeds from sales of property, plant, and equipment of $43 million for the second quarter of fiscal 2020, $7 million for the first quarter of fiscal 2020, and $20 million for the second quarter of fiscal 2019.

As of	February 27, 2020	November 28, 2019	August 29, 2019

Cash and short-term investments	$7,481	$7,588	$7,955
Current and noncurrent restricted cash	53	126	127
Long-term marketable investments	586	599	1,164
Current and long-term debt	(5,425)	(5,650)	(5,851)
Net cash	$2,695	$2,663	$3,395

The tables above reconcile GAAP to non-GAAP measures of gross margin, operating expenses, operating income, net income attributable to Micron, diluted shares, diluted earnings per share, adjusted free cash flow, and net cash. The non-GAAP adjustments above may or may not be infrequent or nonrecurring in nature, but are a result of periodic or non-core operating activities. We believe this non-GAAP information is helpful in understanding trends and in analyzing our operating results and earnings. We are providing this information to investors to assist in performing analysis of our operating results. When evaluating performance and making decisions on how to allocate our resources, management uses this non-GAAP information and believes investors should have access to similar data when making their investment decisions. We believe these non-GAAP financial measures increase transparency by providing investors with useful supplemental information about the financial performance of our business, enabling enhanced comparison of our operating results between periods and with peer companies. The presentation of these adjusted amounts varies from numbers presented in accordance with U.S. GAAP and therefore may not be comparable to amounts reported by other companies. Our management excludes the following items in analyzing our operating results and understanding trends in our earnings:

•Stock-based compensation;
•Flow-through of business acquisition-related inventory adjustments;
•Acquisition-related costs;
•Start-up and preproduction costs;
•Employee severance;
•Restructure and asset impairments;
•Amortization of debt discount and other costs, including the accretion of non-cash interest expense associated with our convertible debt and MMJ creditor debt;
•Gains and losses from debt repurchases and conversions;
•Gains and losses from business acquisition activities;
•Impact of U.S. income tax reform for the one-time transition tax, release of U.S. valuation allowance, and remeasurement of net deferred taxes reflecting lower U.S. corporate tax rates; and
•The estimated tax effects of above, non-cash changes in net deferred income taxes, and assessments of tax exposures.

Our outstanding capped call transactions are anti-dilutive in GAAP earnings per share but are expected to mitigate the dilutive effect of our convertible notes. In periods with non-GAAP income attributable to Micron, non-GAAP diluted shares include the impact of capped calls based on the average share price for the period the capped calls are outstanding. Non-GAAP diluted shares are also adjusted for the impact of additional shares resulting from the exclusion of stock-based compensation from non-GAAP income.

MICRON TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK
(In millions, except per share amounts)

	GAAP Outlook	Adjustments		Non-GAAP Outlook

Revenue	$4.6 billion - $5.2 billion	—		$4.6 billion - $5.2 billion
Gross margin	30% ± 1.5%	1%	A	31% ±1.5%
Operating expenses	$891 million ± $25 million	$66 million	B	$825 million ± $25 million
Interest (income) expense, net	$38 million	$3 million	C	$35 million
Diluted earnings per share (1)	$0.41 ± $0.15	$0.14	A, B, C, D	$0.55 ± $0.15

Non-GAAP Adjustments

A	Stock-based compensation – cost of goods sold	$41
A	Other – cost of goods sold	7
B	Stock-based compensation – sales, general, and administrative	26
B	Stock-based compensation – research and development	21
B	Other – operating expenses	19
C	Amortization of debt discount and other costs	3
D	Tax effects of the above items and non-cash changes in net deferred income taxes	41
		$158

(1)GAAP earnings per share based on approximately 1.13 billion diluted shares and non-GAAP earnings per share based on approximately 1.14 billion diluted shares.

The tables above reconcile our GAAP to non-GAAP guidance based on the current outlook. The guidance does not incorporate the impact of any potential business combinations, divestitures, restructuring activities, balance sheet valuation adjustments, strategic investments, financing transactions, and other significant transactions. The timing and impact of such items are dependent on future events that may be uncertain or outside of our control.